                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Commission

        Date of Report (Date of earliest event reported): March 20, 1998

                                Hadco Corporation
             (Exact name of Registrant as specified in its charter)

        Massachusetts                            0-12102                                 04-2393279
----------------------------             ------------------------            ----------------------------------
(State or other jurisdiction             (Commission File Number)            (IRS Employer Identification  No.)
      of Incorporation

                    12A Manor Parkway, Salem, New Hampshire,
                                      03079
                    ----------------------------------------
                    (Address of principal executive offices)

                                 (603) 898-8000
                    ----------------------------------------
                    Registrant's telephone number, including
                                    area code

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

        (a)    FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

               Report of Independent Auditors
               Consolidated Balance Sheets at July 31, 1996 and 1997 and
               January 31, 1998 (unaudited)
               Consolidated Statements of Income for the Years Ended July 31, 1995, 1996 and 1997 and for the six-months ended February 2, 1997 (unaudited) and January 31, 1998 (unaudited)
               Consolidated Statements of Cash Flow for the Years Ended July
               31, 1995, 1996 and 1997 and for the six-months ended
               February 2, 1997 (unaudited) and January 31, 1998 (unaudited) Consolidated Statements of Shareholders' Equity for the Years Ended July 31, 1995, 1996 and 1997 and for the six-months ended January 31, 1998 (unaudited)
               Notes to Consolidated Financial Statements

        (b)    PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

               1. Pro Forma Condensed Consolidated Balance Sheet as of January 31, 1998

               2. Pro Forma Condensed Consolidated Statement of Operations for the Year Ended October 25, 1997

               3. Pro Forma Consolidated Statement of Operations for the Three-months Ended January 31, 1998

               4.  Note to Pro Forma Condensed Consolidated Financial
                   Statements

                           CONTINENTAL CIRCUITS CORP.

                          INDEX TO FINANCIAL STATEMENTS



Report of Independent Auditors.........................................   F-1

Consolidated Balance Sheets at July 31, 1996 and 1997 and
January 31, 1998 (unaudited)...........................................   F-2

Consolidated Statements of Income for the Years Ended July 31, 1995,
1996 and 1997 and for the six-months ended February 2, 1997
(unaudited) and January 31, 1998 (unaudited)...........................   F-3

Consolidated Statements of Cash Flow for the Years Ended July 31,
1995, 1996 and 1997 and for the six-months ended February 2,
1997 (unaudited) and January 31, 1998 (unaudited)......................   F-4

Consolidated Statements of Shareholders' Equity for the Years Ended
July 31, 1995, 1996 and 1997 and for the six-months ended
January 31, 1998 (unaudited)...........................................   F-5


Notes to Consolidated Financial Statements ............................   F-6

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Continental Circuits Corp.

     We have audited the accompanying consolidated balance sheets of Continental Circuits Corp. and subsidiaries as of July 31, 1996 and 1997, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended July 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Continental Circuits Corp. and subsidiaries at July 31, 1996 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended July 31, 1997 in conformity with generally accepted accounting principles.

                                            /S/  ERNST & YOUNG LLP

Phoenix, Arizona
August 22, 1997

                           CONTINENTAL CIRCUITS CORP.
                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                               JULY 31,    JULY 31,    JANUARY 31,
                                                                 1996        1997         1998
                                                               --------    --------    -----------
                                                                                       (UNAUDITED)
                                              ASSETS
Current assets:
  Cash and cash equivalents................................    $ 3,851     $    85      $    180
  Accounts receivable, less allowance of $167 in 1996
     and $152 in 1997......................................     15,114      21,431        20,150
  Inventories..............................................      4,796       8,805        13,081
  Refundable income taxes..................................        240         420           420
  Deferred income taxes....................................        714         125           125
  Prepaid expenses and other...............................        259         946         1,109
                                                               -------     -------      --------
     Total current assets..................................     24,974      31,812        35,065
Property, plant, and equipment:
  Land.....................................................      2,899       3,586         3,586
  Buildings and improvements...............................     18,353      24,677        30,733
  Machinery and equipment..................................     53,065      69,123        80,333
                                                               -------     -------      --------
                                                                74,317      97,386       114,652
  Accumulated Depreciation.................................     40,200      46,422        50,774
                                                               -------     -------      --------
                                                                34,117      50,964        63,878
Other assets...............................................        495          83         3,340
                                                               -------     -------      --------
  Total assets.............................................    $59,586     $82,859      $102,283
                                                               =======     =======      ========

                               LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable.........................................    $ 7,193     $14,665      $ 15,774
  Accrued vacation expense.................................        720         688           497
  Other accrued expenses...................................      1,332       2,443         1,965
  Current portion of long-term debt........................      1,000          --            --
                                                               -------     -------      --------
     Total current liabilities.............................     10,245      17,796        18,236
  Long-term debt, less current portion.....................      3,333      10,312        29,375
  Deferred income taxes....................................      1,976       2,507         2,507
Commitments and contingencies
Shareholders' equity:
  Preferred stock, $.01 par value -- Authorized shares
  1,000,000................................................         --          --            --
     Issued and outstanding shares none
  Common stock, $.01 par value -- Authorized shares
     20,000,000
     Issued and outstanding shares -- 7,194,000 in 1996,
       7,252,000 in 1997, and 7,292,000 1998...............         72          73            73
  Additional paid-in capital...............................     10,077      10,266        10,511
  Retained earnings........................................     33,883      41,905        41,581
                                                               -------     -------      --------
  Total shareholders' equity...............................     44,032      52,244        52,165
                                                               -------     -------      --------
     Total liabilities and shareholders' equity............    $59,586     $82,859      $102,283
                                                               =======     =======      ========

                             See accompanying notes

                           CONTINENTAL CIRCUITS CORP.
                       CONSOLIDATED STATEMENTS OF INCOME
                  (IN THOUSANDS EXCEPT PER SHARE INFORMATION)

                                                                            SIX MONTHS    SIX MONTHS
                                                                               ENDED         ENDED
                                           JULY 31,   JULY 31,   JULY 31,   FEBRUARY 2,   JANUARY 31,
                                             1995       1996       1997        1997          1998
                                           --------   --------   --------   -----------   -----------
                                                                            (UNAUDITED)   (UNAUDITED)
Net sales................................  $95,372    $108,362   $120,752     $56,685       $69,650
Cost of products sold....................   76,174      89,502     98,698      47,052        58,763
                                           -------    --------   --------     -------       -------
Gross profit.............................   19,198      18,860     22,054       9,633        10,887
Selling, general and administrative
  expense................................    7,381       7,991      8,487       3,839         4,616
In-process research and development......       --          --         --          --         4,300
                                           -------    --------   --------     -------       -------
                                            11,817      10,869     13,567       5,794         1,971
Other expense:
Interest.................................      878         470        354         123           734
Other....................................       25         123        365         325            15
                                           -------    --------   --------     -------       -------
Income before income taxes...............   10,914      10,276     12,848       5,346         1,222
Income taxes.............................    4,260       3,993      4,826       2,096         1,546
                                           -------    --------   --------     -------       -------
Net income (loss)........................  $ 6,654    $  6,283   $  8,022     $ 3,250       $  (324)
                                           =======    ========   ========     =======       =======
Net income (loss) per share
Basic....................................  $  0.93    $   0.88   $   1.11     $  0.45       $ (0.04)
                                           =======    ========   ========     =======       =======
Diluted..................................  $  0.90    $   0.85   $   1.08     $  0.44       $ (0.04)
                                           =======    ========   ========     =======       =======
Number of shares used in computing
Basic....................................    7,120       7,152      7,213       7,206         7,267
                                           =======    ========   ========     =======       =======
Diluted..................................    7,409       7,430      7,432       7,428         7,267
                                           =======    ========   ========     =======       =======

                             See accompanying notes

                           CONTINENTAL CIRCUITS CORP.
                      CONSOLIDATED STATEMENTS OF CASH FLOW
                                 (IN THOUSANDS)

                                                                            SIX MONTHS    SIX MONTHS
                                                                               ENDED         ENDED
                                           JULY 31,   JULY 31,   JULY 31,   FEBRUARY 2,   JANUARY 31,
                                             1995       1996       1997        1997          1998
                                           --------   --------   --------   -----------   -----------
                                                                            (UNAUDITED)   (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss)........................  $  6,654   $ 6,283    $  8,022     $ 3,250      $   (324)
Adjustments to reconcile net income
  (loss) to net cash provided by
  operating activities:
  Depreciation...........................     5,612     6,572       6,292       2,838         4,351
  In process research and development
     writeoff............................        --        --          --          --         4,300
  Loss on sale of property, plant, and
     equipment...........................        70       139           6          --            --
  Deferred income taxes..................       101      (418)      1,120          --            --
  Provision (recovery) for doubtful
     accounts............................        24       424         (15)       (133)           16
Changes in operating assets and
  liabilities:
  Accounts receivable....................    (1,327)   (1,040)     (6,302)     (2,971)        2,136
  Inventories............................    (1,129)      320      (4,009)     (1,919)       (3,881)
  Refundable income taxes................        --      (240)       (180)         --            --
  Prepaid expenses and other.............      (417)      365        (687)        154          (163)
  Other assets...........................        77      (801)        412         291        (1,870)
  Accounts payable.......................     1,135    (1,513)      7,472       3,748           535
  Accrued expenses.......................       418      (158)      1,079         (72)       (1,061)
  Income taxes...........................       164      (386)         --         692            --
                                           --------   -------    --------     -------      --------
Net cash provided by operating
  activities.............................    11,382     9,547      13,210       5,878         4,039
INVESTING ACTIVITIES
Purchases of property, plant, and
  equipment..............................   (11,676)   (8,682)    (20,562)     (7,589)      (16,361)
Proceeds from disposal of property,
  plant, and equipment...................        31       102          17          --            --
Acquisition of Flexible Circuits
  Technology.............................        --        --          --          --        (6,891)
Acquisition of a division of Radian
  International LLC......................        --        --      (2,600)         --            --
                                           --------   -------    --------     -------      --------
Net cash used in investing activities....   (11,645)   (8,580)    (23,145)     (7,589)      (23,252)
FINANCING ACTIVITIES
Borrowings under line of credit
  agreement..............................        --        --       9,312       1,000        19,063
Principal payments on long-term debt.....   (11,143)   (4,167)     (4,333)       (500)           --
Borrowings under long-term debt..........        --     5,000       1,000          --            --
Proceeds from issuance of common stock,
  net of issuance cost...................     9,504        13         190         135           245
Payments to repurchase common stock......       (57)       --          --          --            --
                                           --------   -------    --------     -------      --------
Net cash provided by (used in) financing
  activities.............................    (1,696)      846       6,169         635        19,308
                                           --------   -------    --------     -------      --------
Net increase (decrease) in cash and cash
  equivalents............................    (1,959)    1,813      (3,766)     (1,076)           95
Cash and cash equivalents at beginning
  of period..............................     3,997     2,038       3,851       3,851            85
                                           --------   -------    --------     -------      --------
Cash and cash equivalents at end of
  period.................................  $  2,038   $ 3,851    $     85     $ 2,775      $    180
                                           ========   =======    ========     =======      ========

                              See accompanying notes

                           CONTINENTAL CIRCUITS CORP.
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                   COMMON STOCK
                                                  ---------------      ADDITIONAL      RETAINED
                                                  SHARES   AMOUNT   PAID-IN-CAPITAL    EARNINGS    TOTAL
                                                  ------   ------   ----------------   --------   -------
BALANCE AT JULY 31, 1994........................  6,133     $61         $   581        $20,993    $21,635
Cash proceeds from issuance of common stock, net
  of share issuance costs.......................  1,000      10           9,396             --      9,406
Shares issued in connection with options
  exercised.....................................     10     --               98             --         98
Shares repurchased and canceled.................    (13)    --              (10)           (47)       (57)
Net income......................................   --       --          --               6,654      6,654
                                                  -----     ---         -------        -------    -------
BALANCE AT JULY 31, 1995........................  7,130      71          10,065         27,600     37,736
Shares issued in connection with options
  exercised.....................................     64       1             199             --        200
Share issuance costs............................   --       --             (187)         --          (187)
Net income......................................   --       --          --               6,283      6,283
                                                  -----     ---         -------        -------    -------
BALANCE AT JULY 31, 1996........................  7,194      72          10,077         33,883     44,032
Shares issued in connection with options
  exercised and for employee stock purchase
  plan..........................................     58       1             189          --           190
Net income......................................   --       --          --               8,022      8,022
                                                  -----     ---         -------        -------    -------
BALANCE AT JULY 31, 1997........................  7,252      73          10,266         41,905     52,244
Shares issued in connection with options
  exercised and for employee stock purchase plan
  (unaudited)...................................     40     --              245          --           245
Net loss (unaudited)............................   --       --          --                (324)      (324)
                                                  -----     ---         -------        -------    -------
BALANCE AT JANUARY 31, 1998 (UNAUDITED).........  7,292     $73         $10,511        $41,581    $52,165
                                                  =====     ===         =======        =======    =======

                             See accompanying notes

                           CONTINENTAL CIRCUITS CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JULY 31, 1997
(THE INFORMATION FOR THE SIX MONTHS ENDED FEBRUARY 2, 1997 AND JANUARY 31, 1998
                                 IS UNAUDITED)

1.  ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

     The Company is in one line of business as a manufacturer of complex multilayer, surface mount circuit boards used in sophisticated electronic equipment in the computer, communications, instrumentation and industrial controls industries. The Company sells its products primarily to leading original equipment manufacturers and to contract assemblers in the United States and abroad.

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its subsidiaries, which are wholly owned. Significant intercompany accounts and transactions have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents consists of checking accounts and funds invested in overnight repurchase agreements and is stated at cost, which approximates market value. The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

INVENTORIES

     Inventories are carried at the lower of cost or market using the first-in, first-out (FIFO) method.

PROPERTY, PLANT, AND EQUIPMENT

     Property, plant, and equipment is stated at cost. Depreciation is computed using the double declining balance and the straight-line methods based on the estimated useful lives of the related assets ranging from three to forty years.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires that the Company disclose estimated fair values of financial instruments. Cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are carried at amounts that reasonably approximate their fair values. The carrying amounts of the Company's borrowings under its line of credit arrangement approximates its fair value based on the variable nature of its interest rates.

REVENUE RECOGNITION

     Sales are recorded at the time individual items are shipped.

ADVERTISING COSTS

     Advertising costs are expensed as incurred. Advertising expense for the years ended July 31, 1995, 1996, and 1997 and for the six months ended January 31, 1998 were $55,000, $54,000, $47,000 and $64,000, respectively.

INCOME TAXES

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes".

EARNINGS PER SHARE

     In February 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings Per Share" ("SFAS No. 128"), adopted by the Company in the second quarter of fiscal year 1998. SFAS No. 128 replaced the previously reported primary or fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants, and convertible securities. Diluted earnings per share is very similar to the previously reported primary earnings per share. All earnings per share amounts for all periods have been presented, and where necessary, restated to conform to the SFAS No. 128 requirements. The impact of SFAS No. 128 on the calculation of fully diluted earnings per share for each of the periods presented was not material.

SUPPLEMENTAL EARNINGS PER SHARE

     Supplemental earnings per share, assuming the proceeds from the issuance of 922,000 common shares at the public offering of $10.50, net of issuance costs, were used to repay $9.0 million of the Company's indebtedness as of August 1, 1994, would have reduced diluted earnings per share from $0.90 to $0.85 in 1995.

                           CONTINENTAL CIRCUITS CORP.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 JULY 31, 1997
(THE INFORMATION FOR THE SIX MONTHS ENDED FEBRUARY 2, 1997 AND JANUARY 31, 1998
                                 IS UNAUDITED)


STOCK BASED COMPENSATION

     The Company grants stock options for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of grant. The Company accounts for stock option grants to employees in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees," (APB 25) and, accordingly, recognizes no compensation expense for the stock option grants.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INTERIM FINANCIAL INFORMATION

     The consolidated financial statements for the six months ended February 2, 1997 and January 31, 1998 are unaudited but include all adjustments (consisting only of normal recurring adjustments) that the Company considers necessary for a fair presentation of financial position and results of operations. Operating results for the six months ended January 31, 1998 are not necessarily indicative of the results that may be expected for any future periods.

2.  ACQUISITIONS

     In April 1997, the Company acquired the assets and assumed certain liabilities of a division of Radian International LLC (Radian) for $2,600,000. The acquisition was accounted for as a purchase, and accordingly, the results of its operations have been included in the consolidated results of operations since the transaction date. The purchase price has been allocated to the assets and liabilities acquired based on fair values at acquisition. The results of operations of Radian were not significant in relation to the Company for periods prior to the acquisition.

     On November 17, 1997, the Company acquired substantially all of the assets of Flexible Circuits Technology, dba Dynaflex Technology, for approximately $6.9 million in cash. The purchase price has been allocated to the assets acquired and included an allocation of $4.3 million to in process research and development. The results of the acquired business were not significant in relation to the Company for periods prior to the acquisition.

                           CONTINENTAL CIRCUITS CORP.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 JULY 31, 1997
(THE INFORMATION FOR THE SIX MONTHS ENDED FEBRUARY 2, 1997 AND JANUARY 31, 1998
                                 IS UNAUDITED)

3.  INVENTORIES

     Inventories consisted of the following:

                                                  JULY 31,    JULY 31,    JANUARY 31,
                                                    1996        1997         1998
                                                  --------    --------    -----------
Raw material..................................     $  649      $2,117       $ 2,943
Work-in-process...............................      2,487       4,878         8,344
Finished Goods................................      1,660       1,810         1,794
                                                   ------      ------       -------
                                                   $4,796      $8,805       $13,081
                                                   ======      ======       =======

4.  LONG-TERM DEBT

     On July 25, 1997, the Company entered into a $45,000,000 long-term line of credit agreement with a bank. Up to $25,000,000 of the line of credit agreement can be converted into a long-term note payable. At July 31, 1997 there were no amounts converted to a long-term note. The line of credit bears interest at LIBOR plus a fixed rate factor, as defined, and/or the prime rate, payable monthly, and the interest rate can be converted by the Company to a fixed rate when the Company draws above $2,000,000. The line of credit expires on October 31, 2000 and provides for maximum borrowings of the lessor of $45,000,000 less any converted long-term note payable amounts. At July 31, 1997, amounts available under the line of credit were approximately $34,700,000. The weighted average interest rate under the line of credit was 8.5 percent in 1997. The above long-term debt agreements are collateralized by substantially all available assets of the Company.

     The line of credit agreement contains covenants which place various restrictions on financial ratios, transactions with related parties, and prohibits the payment of dividends. In addition, the line of credit agreement contains an event of default provision whereby all outstanding amounts would be due and payable should there be a change in ownership control.

     Long-term debt consisted of the following:

                                                              JULY 31,   JULY 31,   JANUARY 31,
                                                                1996       1997        1998
                                                              --------   --------   -----------
                                                                       (IN THOUSANDS)
$45,000,000 long-term line of credit agreement with a bank,
  interest payable monthly at LIBOR plus a fixed rate
  factor, as defined, and/or the prime rate, maturing
  October 31, 2000..........................................   $   --    $ 9,312      $28,375
$1,000,000 long-term adjustable rate industrial development
  revenue bond, interest payable monthly at a variable rate
  until September 1, 2011 when all outstanding interest and
  principal is due and payable; secured by $1,000,000
  irrevocable letter of credit; bond is subject to certain
  optional and mandatory redemption, as defined.............       --      1,000        1,000
$5,000,000 long-term note payable to a bank, paid in full
  during 1997...............................................    4,333         --           --
                                                               ------    -------      -------
                                                                4,333     10,312       29,375
Less current portion                                            1,000         --           --
                                                               ------    -------      -------
                                                               $3,333    $10,312      $29,375
                                                               ======    =======      =======

     Maturities of long-term debt for the five years succeeding July 31, 1997 are as follows: July 31, 1998 $0, 1999 $0, 2000 $0, 2001 $9,312,000, 2002 $0,
and thereafter $1,000,000. Interest payments approximated interest expense during the years ended July 31, 1995, 1996, 1997 and for the six months ended January 31, 1997 and 1998.

                           CONTINENTAL CIRCUITS CORP.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 JULY 31, 1997
(THE INFORMATION FOR THE SIX MONTHS ENDED FEBRUARY 2, 1997 AND JANUARY 31, 1998
                                 IS UNAUDITED)

5.  STOCK OPTIONS

     The Company has elected to follow APB 25 and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, Accounting for Stock-Based Compensation (Statement 123), requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation is recognized.

     During 1987, the Company's stockholders adopted a stock option plan (the 1987 Plan) that provides for the granting of options to employees (including officers) and non-employee directors at fair value at the date of the grant. The 1987 Plan provides for the issuance of options at fair value to purchase a maximum of 750,000 shares of common stock. All options under the 1987 Plan are exercisable cumulatively, beginning on the third anniversary of the date of grant. Generally, after three years from the date of grant, the optionee may purchase 40 percent of the shares granted; an additional 20 percent after four years; an additional 20 percent after five years; and the final 20 percent after six years. However, with respect to 200,000 options granted on August 25, 1994, the options become exercisable at the rate of 15 percent a year. All options expire between seven and ten years after the date of grant. The options granted under the 1987 Plan become fully exercisable if the Company is dissolved, liquidated, merged, consolidated, or undergoes a change in control as defined in the Plan document.

     During 1996, the Company's stockholders adopted a second stock option plan (the 1996 Plan) that provides for the granting of options to employees (including officers) and non-employee directors at fair value at the date of the grant. The 1996 plan provides for the issuance of options at fair value at the date of the grant. The 1996 plan provides for the issuance of options at fair value to purchase a maximum of 1,000,000 shares of common stock. All options under the 1996 plan are exercisable cumulatively, beginning on the first anniversary of the date of grant. Generally, after one year from the date of grant, the optionee may purchase 20 percent of the shares granted; an additional 20 after two years; an additional 20 percent after three years; an additional 20 percent after four years; and the final 20 percent after five years. All options expire ten years after the date of grant. The options granted under the 1996 Plan become fully exercisable if the Company is dissolved, liquidated, merged, consolidated, or undergoes a change in control as defined in the Plan document.

     Pro forma information regarding net income and earnings per share is required by Statement 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1997 and 1996: risk-free interest rate of 5.5 percent, dividend yield of zero percent, volatility factor of the expected market price of the Company's common stock of .46, and a weighted-average expected life of the option of 6.26 years and seven years, respectively.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

                           CONTINENTAL CIRCUITS CORP.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 JULY 31, 1997
(THE INFORMATION FOR THE SIX MONTHS ENDED FEBRUARY 2, 1997 AND JANUARY 31, 1998
                                 IS UNAUDITED)

     Because Statement No. 123 is applicable to options granted subsequent to December 31, 1994, its pro forma effect will not be fully reflected until approximately 2003. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the option's vesting period. The Company's pro forma information follows (in thousands except for earnings per share information):

                                                              JULY 31,     JULY 31,
                                                                1996         1997
                                                              --------     --------
                                                              (IN THOUSANDS, EXCEPT
                                                                 PER SHARE DATA)
Net income, as reported...................................     $6,283       $8,022
Pro forma compensation expense for options................         74          142
                                                               ------       ------
Pro forma net income......................................     $6,209       $7,880
                                                               ======       ======
Diluted earnings per share, as reported...................     $ 0.85       $ 1.08
Diluted earnings per share, pro forma.....................     $ 0.84       $ 1.06

     Information regarding stock options outstanding under the Plans are as follows:

                                                                 WEIGHTED-AVERAGE
                                                      SHARES      EXERCISE PRICE
                                                      -------    ----------------
Outstanding at July 31, 1994........................  186,000         $ 3.11
  Granted...........................................  225,000           3.27
  Exercised.........................................   (9,600)          6.72
  Forfeited (canceled)..............................  (25,000)          3.10
                                                      -------         ------
Outstanding at July 31, 1995........................  376,400           3.11
  Granted...........................................  110,000          15.00
  Exercised.........................................  (64,040)          3.12
  Forfeited (canceled)..............................  (24,000)         12.50
                                                      -------         ------
Outstanding at July 31, 1996........................  398,360           5.69
  Granted...........................................  432,000          14.03
  Exercised.........................................  (40,960)          2.50
  Forfeited (canceled)..............................  (26,750)         12.85
                                                      -------         ------
Outstanding at July 31, 1997........................  762,650         $10.48
                                                      =======         ======

               OPTIONS OUTSTANDING                               OPTIONS EXERCISEABLE
--------------------------------------------------  -----------------------------------------------
                                     WEIGHTED-
                                      AVERAGE         WEIGHTED-                        WEIGHTED-
   RANGE OF          NUMBER          REMAINING         AVERAGE          NUMBER          AVERAGE
EXERCISE PRICE     OUTSTANDING    CONTRACTUAL LIFE  EXERCISE PRICE    EXERCISABLE    EXERCISE PRICE
---------------    -----------    ----------------  --------------    -----------    --------------
$2.50 -- $ 3.25      258,900      6.83 years......      $ 3.14          15,100           $2.50
         $ 4.00         5,000     7.29 years......      $ 4.00              --              --
$10.63 -- $15.00     368,750      9.24 years......      $12.85              --              --
         $18.00       130,000     9.99 years......      $18.00              --              --

     Exercise prices for options outstanding at July 31, 1997, range from $2.50 to $18.00. The weighted-average fair value of options granted during 1997 and 1996 was $7.43 and $8.36, respectively.

                           CONTINENTAL CIRCUITS CORP.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 JULY 31, 1997
(THE INFORMATION FOR THE SIX MONTHS ENDED FEBRUARY 2, 1997 AND JANUARY 31, 1998
                                 IS UNAUDITED)

6.  INCOME TAXES

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                  JULY 31
                                              ----------------
                                               1996      1997
                                              ------    ------
                                               (IN THOUSANDS)
Deferred tax liabilities:
Tax over book depreciation..................  $1,970    $2,499
Receivables adjustments.....................      --       493
Other, net..................................      52        52
                                              ------    ------
Total deferred tax liabilities..............   2,022     3,044
                                              ------    ------
Deferred tax assets:
Receivables allowances......................     227        61
Inventory allowances........................     116       136
Accrued vacation............................     227       220
Accrued expenses............................      80        87
Unicap and other............................     110       158
                                              ------    ------
Total deferred tax assets...................     760       662
                                              ------    ------
Net deferred taxes..........................  $1,262    $2,382
                                              ======    ======

     Significant components of the federal and state income tax expense are:

                                                    YEAR ENDED JULY 31
                                                --------------------------
                                                 1995      1996      1997
                                                ------    ------    ------
                                                      (IN THOUSANDS)
Current:
  Federal.....................................  $3,287    $3,486    $3,053
  State.......................................     872       925       653
                                                ------    ------    ------
     Total current............................   4,159     4,411     3,706
Deferred:
  Federal.....................................      84      (347)      929
  State.......................................      17       (71)      191
                                                ------    ------    ------
     Total deferred...........................     101      (418)    1,120
                                                ------    ------    ------
                                                $4,260    $3,993    $4,826
                                                ======    ======    ======

     Total income tax payments, net of any refunds received, during the years ended July 31, 1995, 1996 and 1997, were approximately $3,962,000, $5,037,000 and $3,997,000, respectively.

     A reconciliation of the Company's effective income tax rate to the federal statutory rate follows:

                                                                  SIX MONTHS
                                                                    ENDED
                                          YEAR ENDED JULY 31      JANUARY 31
                                         --------------------    ------------
                                         1995    1996    1997    1997    1998
                                         ----    ----    ----    ----    ----
Federal statutory rate.................    34%     34%     34%     34%     34%
State tax net of federal benefit.......     7       7       7       7       5
In process research and development
  write-offs...........................    --      --      --      --     136
Tax credits............................    --      --      --      --     (48)
Other..................................    (2)     (2)     (3)     (2)     --
                                         ----    ----    ----    ----    ----
                                           39%     39%     38%     39%    127%
                                         ====    ====    ====    ====    ====

                           CONTINENTAL CIRCUITS CORP.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 JULY 31, 1997
(THE INFORMATION FOR THE SIX MONTHS ENDED FEBRUARY 2, 1997 AND JANUARY 31, 1998
                                 IS UNAUDITED)

     The effective income tax rate for the six months ended January 31, 1998 includes a year to date adjustment to reflect one time and ongoing tax credits available to the Company, which reduced its estimated income tax rate for the year ending July 31, 1998 to approximately 28% based on estimated earnings for the year.

7.  SIGNIFICANT CUSTOMERS AND EXPORT SALES

     The percentages of total sales to significant customers were as follows:

                                                            YEAR ENDED JULY 31
                                                           --------------------
                                                           1995    1996    1997
                                                           ----    ----    ----
Customer A...............................................    0%      5%     15%
Customer B...............................................   15      11       7
Customer C...............................................   15      21      20

     The amount of total export sales by geographic area was as follows:

                                                          YEAR ENDED JULY 31
                                                      ---------------------------
                                                       1995      1996      1997
                                                      -------   -------   -------
                                                            (IN THOUSANDS)
Canada..............................................  $ 3,500   $ 3,800   $ 2,700
Singapore...........................................   10,800     6,900     5,800
United Kingdom and others...........................   10,100     9,600    15,600
                                                      -------   -------   -------
Total export sales..................................  $24,400   $20,300   $24,100
                                                      =======   =======   =======

     The Company performs ongoing credit risk evaluations of its customers' financial conditions and generally does not require collateral. The Company's significant customers are major, well-known businesses in the electronic equipment industry. Credit losses have been provided for in the financial statements and have been within management's expectations.

8.  COMMITMENTS AND CONTINGENCIES

     The Company leases certain equipment and buildings under noncancelable operating leases that expire in various years through 2004. Total rental expense for all operating leases was approximately $122,000, $357,000 and $397,000, during the years ended July 31, 1995, 1996 and 1997, respectively. Future minimum payments under noncancelable operating leases with initial terms of one year or more consisted of the following at July 31, 1997:

                                                              (IN THOUSANDS)
1998........................................................    $  672,115
1999........................................................       636,480
2000........................................................       636,480
2001........................................................       636,480
2002........................................................       636,480
Thereafter..................................................     1,092,624
                                                                ----------
                                                                $4,310,659
                                                                ==========

     The Company is a party to certain litigation in the normal course of business. Management does not anticipate any material adverse impact from the resolution of such matters.

9.  BENEFIT PLANS

     The Company has a 401(k) Retirement Plan (Plan) covering all employees who reside in the United States, have completed six months of service, and have attained age 21. Under the terms of the Plan, employees may contribute up to 15 percent of their annual compensation, subject to Internal Revenue Service limitations. The Company matched 25 percent of employee contributions up to 6 percent of the employee's

                           CONTINENTAL CIRCUITS CORP.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 JULY 31, 1997
(THE INFORMATION FOR THE SIX MONTHS ENDED FEBRUARY 2, 1997 AND JANUARY 31, 1998
                                 IS UNAUDITED)

annual compensation. Additional contributions to the Plan can be made at the discretion of the Board of Directors. Company contributions to the Plan during the years ended July 31, 1995, 1996, and 1997, were approximately $164,000, $198,000 and $212,000, respectively.

     During 1996, the Company adopted the Continental Circuits Corp. Employee Stock Purchase Plan. All employees who are regularly scheduled to work at least 20 hours per week and have completed at least six (6) months of continuous service with the Company are eligible to participate in the plan. Eligible employees are entitled to purchase shares of common stock through payroll deductions of up to 10 percent of their compensation. The price paid for the common stock is equal to 85 percent of the fair market value of the Company's common stock on the last business day of the quarterly investment period. At the Company's option, common stock can either be purchased on the open market or through new shares issued. Total shares reserved for issuance are 200,000, with 17,937 purchased through July 31, 1997 at a market price ranging from $10.75 to $13.88 per share.

10.  QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

     A summary of the quarterly results of operations for the years ended July 31, 1996 and 1997 follows:

                                                    1ST QUARTER   2ND QUARTER   3RD QUARTER   4TH QUARTER
                                                    -----------   -----------   -----------   -----------
                                                          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
1997:
Net sales.........................................    $27,123       $29,562       $31,862       $32,205
Gross margin......................................    $ 4,463       $ 5,170       $ 6,148       $ 6,273
Net income........................................    $ 1,433       $ 1,817       $ 2,379       $ 2,393
Earnings per share................................    $   .19       $   .24       $   .32       $   .32
Weighted average common and equivalent shares
  outstanding.....................................      7,424         7,432         7,457         7,497

                                                    1ST QUARTER   2ND QUARTER   3RD QUARTER   4TH QUARTER
                                                    -----------   -----------   -----------   -----------
                                                          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
1996:
Net sales.........................................    $28,508       $28,860       $26,464       $24,530
Gross margin......................................    $ 5,733       $ 6,215       $ 4,406       $ 2,506
Net income........................................    $ 2,248       $ 2,305       $ 1,380       $   350
Earnings per share................................    $   .30       $   .31       $   .19       $   .05
Weighted average common and equivalent shares
  outstanding.....................................      7,430         7,431         7,413         7,420

     The 1997 quarterly results for net earnings per share, when totaled, do not equal the net earnings per share for the year ended July 31, 1997 due to rounding.

11.  SUBSEQUENT EVENTS


     On February 9, 1998, the Company announced that it had completed the purchase of substantially all of the assets of a wholly owned subsidiary of CCIR of California Corp., named PCA Design, PCA Design has annual sales of approximately $2.0 million.

     On February 11, 1998, the Company, through one of its recently acquired businesses, obtained $6.0 million in tax-exempt revenue bonds.

     On March 20, 1998, Hadco Corporation acquired all of the outstanding capital stock of the Company for approximately $188 million (including costs).

                               HADCO CORPORATION

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


     In January 1997, Hadco Corporation (the "Company") acquired all of the outstanding capital stock of Zycon Corporation ("Zycon") for approximately $212 million (including acquisition costs). The acquisition of Zycon (the "Zycon Acquisition") was accounted for as a purchase. A significant portion of the purchase price was identified in an appraisal as intangible assets, including approximately $78 million of acquired in-process research and development.

     In March 1998, the Company acquired all of the outstanding capital stock of Continental Circuits Corp. ("Continental") for approximately $188 million (including acquisition costs)(the "Continental Acquisition"). The acquisition of Continental has been accounted for as a purchase. A significant portion of the purchase price was identified in an appraisal as intangible assets, including approximately $63 million of acquired in-process research and development. Collectively, the Zycon Acquisition and Continental Acquisition are referred to as the "Acquisitions."

     The Pro Forma Condensed Consolidated Statement of Operations for the year ended October 25, 1997 assumes the Acquisitions had occurred on October 27, 1996 and includes the actual results of operations of Hadco for its fiscal year ended October 25, 1997 (including Zycon's actual results of operations from January 10, 1997 through October 25, 1997), Zycon's actual results of operations for the three months ended December 31, 1996 and Continental's actual results of operations for its fiscal year ended July 31, 1997. The Pro Forma Condensed Consolidated Statement of Operations for the three months ended January 31, 1998 assumes the Continental Acquisition had occurred on October 25, 1997 and reflects Hadco's actual results of operations for the three months ended January 31, 1998 and Continental's actual results of operations for the three months ended November 1, 1997. The Pro Forma Condensed Consolidated Balance Sheet as of January 31, 1998 gives effect to the Continental Acquisition as if it had occurred on January 31, 1998 and reflects Hadco's and Continental's balance sheets both as of January 31, 1998, the most recent historical balance sheets for both companies.

     The Pro Forma Condensed Consolidated Statements of Operations do not include the effect of any non-recurring write-offs directly attributable to the Acquisitions and are not necessarily indicative of the actual results that would have been achieved had the Acquisitions occurred at the beginning of the respective periods, nor do they purport to indicate the results of future operations of the Company. The accompanying Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the Company's and Continental's historical financial statements and related notes thereto.

                               HADCO CORPORATION
          PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS(1)
                      FOR THE YEAR ENDED OCTOBER 25, 1997
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                             HISTORICAL                                                     PRO FORMA
                        ----------------------------------------------------                                 COMBINED
                             HADCO               ZYCON          CONTINENTAL       ZYCON      CONTINENTAL   AS ADJUSTED
                           YEAR ENDED        QUARTER ENDED      YEAR ENDED      PRO FORMA     PRO FORMA      FOR THE
                        OCTOBER 25, 1997   DECEMBER 31, 1996   JULY 31, 1997   ADJUSTMENTS   ADJUSTMENTS   ACQUISITIONS
                        ----------------   -----------------   -------------   -----------   -----------   ------------
Net sales.............      $648,705            $ 61,011          $120,752      $     --      $     --       $830,468
Cost of sales.........       507,313              52,650            98,698            --         1,035(2)     659,696
                            --------            --------          --------      --------      --------       --------
Gross profit..........       141,392               8,361            22,054            --        (1,035)       170,772
Operating expenses....        64,586               4,753             8,487         1,188(3)      5,703(4)      84,717
Write-off of acquired
 in-process research
 and development......        78,000                  --                --       (78,000)(5)        --             --
                            --------            --------          --------      --------      --------       --------
Income (loss) from
 operations...........        (1,194)              3,608            13,567        76,812        (6,738)        86,055
Other expense.........            --              (6,019)             (365)        6,019(6)         --           (365)
Interest and other
 income...............         3,296                 167                --          (496)(7)        --          2,967
Interest expense......       (10,923)             (1,033)             (354)       (2,703)(8)   (12,531)(9)    (27,544)
                            --------            --------          --------      --------      --------       --------
Income (loss) before
 provision for income
 taxes................        (8,821)             (3,277)           12,848        79,632       (19,269)        61,113
Provision for income
 taxes................        27,672               1,247             4,826        (1,953)(10)    (6,889)(10)     24,903
                            --------            --------          --------      --------      --------       --------
Net income (loss).....      $(36,493)           $ (4,524)         $  8,022      $ 81,585      $(12,380)      $ 36,210
                            ========            ========          ========      ========      ========       ========
Net income (loss) per
 share
 Basic................      $  (3.18)                                                                        $   3.16
 Diluted..............      $  (3.18)                                                                        $   3.03
Weighted average
 shares outstanding
 Basic................        11,458                                                                           11,458
 Diluted..............        11,458                                                                           11,942

---------------
 (1) For purposes of the Pro Forma Condensed Consolidated Statement of Operations, acquired in-process research and development of approximately $63 million related to the Continental Acquisition was assumed to have been written off prior to the period presented herein, so that the Pro Forma Condensed Consolidated Statement of Operations includes only recurring costs.

 (2) Gives effect to conforming Continental's accounting policy of capitalizing certain inventory and spare parts costs to Hadco's policy of expensing these inventory and spare parts costs.

 (3) Gives effect to amortization for three months of acquired intangible assets totaling $106.4 million recognized in the Zycon Acquisition over lives ranging from 12 to 30 years.

 (4) Gives effect to the amortization of intangible assets totaling $97.3 million recognized in the Continental Acquisition over lives ranging from 12 to 20 years.

 (5) Gives effect to the elimination of a non-recurring write-off of acquired in-process research and development related to the Zycon Acquisition.

 (6) Gives effect to the elimination of non-recurring acquisition costs incurred by Zycon in connection with the Zycon Acquisition.

 (7) Gives effect to a reduction in interest income as a result of utilizing cash for the Zycon Acquisition.

 (8) Gives effect to interest expense related to $212 million of net additional bank debt to finance the Zycon Acquisition at an assumed 7.5% weighted average interest rate.

 (9) Gives effect to the interest expense related to the $187.9 million of bank debt to finance the Continental Acquisition at an assumed 7% weighted average interest rate.

(10) Gives effect to an adjustment in the tax provision as a result of the combination and pro forma adjustments.

                               HADCO CORPORATION
          PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS(1)
                  FOR THE THREE MONTHS ENDED JANUARY 31, 1998
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                    HISTORICAL
                        -----------------------------------
                             HADCO           CONTINENTAL
                         QUARTER ENDED      QUARTER ENDED      PRO FORMA     PRO FORMA
                        JANUARY 31, 1998   NOVEMBER 1, 1997   ADJUSTMENTS    COMBINED
                        ----------------   ----------------   -----------    ---------
Net sales.............      $198,276           $ 34,306        $     --      $232,582
Cost of sales.........       159,208             28,384           1,433(2)    189,025
                            --------           --------        --------      --------
Gross profit..........        39,068              5,922          (1,433)       43,557
Operating expenses....        17,784              2,064           1,426(3)     21,274
                            --------           --------        --------      --------
Income from
  operations..........        21,284              3,858          (2,859)       22,283
Interest and other
  income..............           533                 --              --           533
Interest expense......        (2,099)              (134)         (3,133)(4)    (5,366)
                            --------           --------        --------      --------
Income before
  provision for income
  taxes...............        19,718              3,724          (5,992)       17,450
Provision for income
  taxes...............         7,591              1,410          (2,064)(5)     6,937
                            --------           --------        --------      --------
Net Income............      $ 12,127           $  2,314        $ (3,928)     $ 10,513
                            ========           ========        ========      ========
Net Income per share
  Basic...............      $   0.93                                         $   0.80
  Diluted.............      $   0.90                                         $   0.78
Weighted Average
  Shares Outstanding
  Basic...............        13,096                                           13,096
  Diluted.............        13,505                                           13,505

---------------

(1) For purposes of the Pro Forma Condensed Consolidated Statement of Operations, acquired in-process research and development of approximately $63 million related to the Continental Acquisition was assumed to have been written off prior to the period presented herein, so that the Pro Forma Condensed Consolidated Statement of Operations includes only recurring costs.

(2) Gives effect to conforming Continental's accounting policy of capitalizing certain inventory and spare parts costs to Hadco's policy of expensing these inventory and spare parts costs.

(3) Gives effect to the amortization of acquired intangible assets totalling $97.3 million recognized in the Continental Acquisition over lives ranging from 12 to 20 years.

(4) Gives effect to interest expense related to $187.9 million in bank debt to finance the Continental Acquisition at an assumed 7% interest rate.

(5) Gives effect to an adjustment in the tax provision as a result of the combination and pro forma adjustments.

                               HADCO CORPORATION
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             AS OF JANUARY 31, 1998
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                     HISTORICAL
                         -----------------------------------
                              HADCO           CONTINENTAL
                              AS OF              AS OF          PRO FORMA        PRO FORMA
                         JANUARY 31, 1998   JANUARY 31, 1998   ADJUSTMENTS       COMBINED
                         ----------------   ----------------   -----------       ---------
ASSETS:
Cash, cash equivalents
  and short-term
  investments..........      $ 11,395           $    180        $      --        $ 11,575
Accounts receivable,
  net..................        99,912             20,150               --         120,062
Inventories............        54,016             13,081           (3,089)(1)      64,008
Other current assets...        15,214              1,654               --          16,868
                             --------           --------        ---------        --------
Total current assets...       180,537             35,065           (3,089)        212,513
Property, plant and
  equipment, net.......       239,819             63,878               --         303,697
Other assets...........         7,601              1,620               --           9,221
Acquired intangible
  assets, net..........        97,870              1,720           95,555(2)      195,145
                             --------           --------        ---------        --------
Total assets...........      $525,827           $102,283        $  92,466        $720,576
                             ========           ========        =========        ========
LIABILITIES:
Current portion of
  long-term debt.......      $  4,793           $     --        $      --        $  4,793
Accounts payable and
  accrued expenses.....       109,227             18,236            4,418(3)      131,881
                             --------           --------        ---------        --------
Total current
  liabilities..........       114,020             18,236            4,418         136,674
Long-term debt, net of
  current portion......       118,769             29,375          187,876(4)      336,020
Deferred tax
  liability............        31,185              2,507           18,476(5)       52,168
Other long-term
  liabilities..........         9,192                 --                            9,192
                             --------           --------        ---------        --------
Total liabilities......       273,166             50,118          210,770         534,054
                             --------           --------        ---------        --------
STOCKHOLDERS'
  INVESTMENT:
Common stock...........      $    656           $     73        $     (73)(6)    $    656
Paid-in capital........       168,843             10,511          (10,511)(6)     168,843
Deferred
  compensation.........           (93)                --               --             (93)
Retained earnings......        83,255             41,581         (107,720)(6)(7)   17,116
                             --------           --------        ---------        --------
Total stockholders'
  investment...........       252,661             52,165         (118,304)        186,522
                             --------           --------        ---------        --------
Total liabilities and
  stockholders'
  investment...........      $525,827           $102,283        $  92,466        $720,576
                             ========           ========        =========        ========

Note:  Allocation of Purchase Price

The following outlines the allocations of purchase price for the acquisition of Continental Circuits Corp.

Purchased in-process R&D (1)                   $ 63,050
Developed technology                             22,190
Customer relationships                           18,000
Assembled workforce                               6,000
Goodwill                                         51,084
                                               --------
                                                160,324
Net book value of assets acquired                46,028
                                               --------
                                                206,352
Less: Deferred Taxes                            (18,476)
                                               --------
                                                187,876
                                                ========

---------------
(1) Gives effect to conforming Continental's accounting policy of capitalizing certain inventory and spare parts costs to Hadco's policy of expensing these inventory and spare parts costs.
(2) Gives effect to acquired intangible assets related to the Continental Acquisition.
(3) Gives effect to acquisition costs incurred in connection with the Continental Acquisition.
(4) Gives effect to borrowings under the Credit Facility to finance the Continental Acquisition.
(5) Gives effect to deferred income taxes related to the Continental
    Acquisition.
(6) Gives effect to the elimination of Continental's equity as a result of the Continental Acquisition.
(7) Gives effect to the write-off of $63 million of acquired in-process research and development related to the Continental Acquisition.

(c)  EXHIBITS


23.1 Consent of Independent Public Accountants - Arthur Andersen LLP, Boston

23.2 Consent of Independent Auditors - Ernst & Young LLP, Phoenix

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                HADCO CORPORATION



Dated: May 1, 1998                               By: /s/ Timothy P. Losik
                                                     ------------------------
                                                     Timothy P. Losik
                                                     Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit        Exhibit Description
-------        -------------------


23.1           Consent of Independent Public Accountants - Arthur Andersen, LLP
               Boston

23.2           Consent of Independent Public Accountants - Ernst & Young LLP,
               Phoenix